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                                                                   EXHIBIT 21.1
                           SUBSIDIARIES OF THE COMPANY

1.   Mental Health Outcomes, Inc., a Delaware corporation.

2. Horizon Mental Health Management, Inc., a Texas corporation formerly known as Horizon Mental Health Services, Inc., is the successor by merger to Horizon Mental Health Services, Inc., a Delaware corporation formerly known as Horizon Health Management Company.

3.   HHG Colorado, Inc., a Colorado corporation, d/b/a Mountain Crest Hospital,
     Inc.

4.   HHMC Partners, Inc., a Delaware corporation.

5.   Geriatric Medical Care, Inc., a Tennessee corporation.

6.   Specialty Rehab Management, Inc., a Delaware corporation.

7. Acorn Behavioral HealthCare Management Corporation, a Pennsylvania corporation. Purchase date 10/31/97.

8. Horizon Behavioral Services, Inc., a Delaware Corporation formerly known as FPM Behavioral Health, Inc.

9.   FPMBH of Texas, inc., a Delaware Corporation.

10.  Florida Psychiatric Associates, Inc.,  a Florida Corporation.

11.  Florida Psychiatric Management, Inc., a Florida Corporation.

12. FPM/Hawaii, Inc., a Delaware Corporation (Merged into Horizon Behavioral Services, Inc., effective September 1, 1998).

13. FPM Management, Inc., a Florida Corporation (Merged into Horizon Behavioral Services, Inc., effective September 1, 1998).

14. FPM of Louisiana, Inc., a Delaware Corporation (Merged into Horizon Behavioral Services, Inc., effective September 1, 1998).

15. FPM of Ohio, Inc., a Delaware Corporation (Merged into Horizon Behavioral Services, Inc., effective September 1, 1998).

16. FPM of Utah, Inc., a Delaware Corporation (Merged into Horizon Behavioral Services, Inc., effective September 1, 1998).

17. FPM of West Virginia, Inc., a Delaware Corporation (Merged into Horizon Behavioral Services, Inc., effective September 1, 1998).

18. FPM Southeast, Inc., a Delaware Corporation (Merged into Horizon Behavioral Services, Inc., effective September 1, 1998).

19. Arizona Psychiatric Affiliates, Inc., a Delaware Corporation (Merged into Florida Psychiatric Associates, Inc., effective September 24, 1998).

20. FPMBH Clinical Services, Inc., a Delaware Corporation (Merged into Florida Psychiatric Associates, Inc., effective September 10, 1998).

21.  FPMBH of Arizona, Inc., a Delaware Corporation.

22.  ChoiceHealth, Inc., a Colorado Corporation. Purchase date October 5, 1998.